DISTRIBUTION AGREEMENT

         THIS AGREEMENT is made as of this 4th day of November, 1999 (the "Agreement") by and between LKCM Funds, a Delaware business trust (the "Company") and Provident Distributors, Inc. (the "Distributor"), a Delaware corporation.

         WHEREAS, the Company is registered as a diversified, open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and is currently offering units of beneficial interest (such units of all series are hereinafter called the "Shares"), representing interests in investment portfolios of the Company identified on Schedule A hereto (the "Funds") which are registered with the Securities and Exchange Commission (the "SEC") pursuant to the Company's Registration Statement on Form N-IA (the "Registration Statement"); and

         WHEREAS, the Company desires to retain the Distributor as distributor for the Funds to provide for the sale and distribution of the Shares of the Funds identified on Schedule A and for such additional classes or series as the Company may issue, and the Distributor is prepared to provide such services commencing on the date first written above.

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby the parties hereto agree as follows:

1.  SERVICE AS DISTRIBUTOR

1.1 The Distributor will act on behalf of the Company for the distribution of the Shares covered by the Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"). The Distributor will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

1.2 The Distributor agrees to use efforts deemed appropriate by the Distributor to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation; provided, however, that each Fund will bear the expenses incurred and other payments made in accordance with the provisions of the Agreement and any plan now or hereafter adopted with respect to any Fund pursuant to Rule 12b-1 under the 1940 Act (the "Plans"). To the extent that the Distributor receives shareholder services fees under any shareholder services plan adopted by the Company, the Distributor agrees to furnish, and/or enter into arrangements with others for the furnishing of, personal and/or account maintenance services with respect to the relevant shareholders of the Company as may bc required pursuant to such plan. It is contemplated that the Distributor will enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms.

1.3 The Company understands that the Distributor is now, and may in the future be, the distributor of the shares of several investment companies or series (collectively, the "Investment Entities"), including Investment Entities having investment objectives similar to those of the Company. The Company further understands that investors and potential investors in the Company may invest in shares of such other Investment Entities. The Company agrees that the Distributor's duties to such Investment Entities shall not be deemed in conflict with its duties to the Company under this Section 1.3.

1.4 The Distributor shall not utilize any materials in connection with the sale or offering of Shares except the Company's prospectus and statement of additional information and such other materials as the Company shall provide or approve.

1.5 All activities by the Distributor and its employees, as distributor of the Shares, shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the SEC or the National Association of Securities Dealers.

1.6 The Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Company.

1.7 Whenever in its judgment such action is warranted by unusual market, economic or political conditions or abnormal circumstances of any kind, the Company may decline to accept any orders for, or make any sales of, the Shares until such time as the Company deems it advisable to accept such orders and to make such sales, and the Company advises the Distributor promptly of such determination.

1.8 The Distributor may enter into selling agreements with selected dealers or other institutions with respect to the offering of Shares to the public. Each such selling agreement will provide (a) that all payments for purchases of Shares will be sent directly from the dealer or such other institution to the Funds' transfer agent and (b) that, if payment is not made with respect to purchases of Shares at the customary or required time for settlement of the transaction, the Distributor will have the right to cancel the sale of the Shares ordered by the dealer or such other institution, in which case the dealer or such other institution will be responsible for any loss suffered by any Fund or the Distributor resulting from such cancellation. The Distributor may also act as disclosed agent for a Fund and sell Shares of that Fund to individual investors, such transactions to be specifically approved by an officer of that Fund.

1.9 The Company agrees to pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders.

1.10 The Company agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as the Distributor may designate. The Company shall notify the Distributor in writing of the states in which the Shares may be sold and shall notify the Distributor in writing of any changes to the information contained in the previous notification.

1.11 The Company shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Company and the Shares as the Distributor may reasonably request; and the Company warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Company shall also furnish the Distributor upon request with: (a) audited annual statements and unaudited semi-annual statements of a Fund's books and accounts prepared by the Company,
(b) quarterly earnings statements prepared by the Company, (c) a monthly itemized list of the securities in the Funds, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the financial condition of the Company as the Distributor may reasonably request.

1.12 The Company represents to the Distributor that all Registration Statements and prospectuses filed by the Company with the SEC under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder. As used in this Agreement, the term "Registration Statement" shall mean any Registration Statement and any prospectus and any statement of additional information relating to the Company filed with the SEC and any amendments or supplements thereto at any time filed with the SEC. Except as to information included in the Registration Statement in reliance upon information provided to the Company by the Distributor or any affiliate of the Distributor expressly for use in the Registration Statement, the Company represents and warrants to the Distributor that any Registration Statement, when such Registration Statement becomes effective, will contain statements required to be stated herein in conformity with the 1933 Act and the rules and regulations of the SEC; that all statements of fact contained in any such Registration Statement will bc true and correct when such Registration Statement becomes effective; and that no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Company may but shall not be obligated to propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Company's counsel, be necessary or advisable. The Company shall promptly notify the Distributor of any advice given to it by its counsel regarding the necessity or advisability of amending or supplementing such Registration Statement. If the Company shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Company of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The Company shall not file any amendment to any Registration Statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Company's right to file at any time such amendments to any Registration Statements and/or supplements to any prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

1.13 The Company authorizes the Distributor to use any prospectus or statement of additional information in the form furnished from time to time in connection with the sale of the Shares. The Company agrees to indemnify and hold harmless the Distributor, its officers, directors, and employees, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless (a) from and against any and all claims, costs, expenses (including reasonable attorneys' fees) losses, damages, charges, payments and liabilities of any sort or kind which the Distributor, its officers, directors, employees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon: (i) any untrue statement, or alleged untrue statement, of a material fact contained in the Company's Registration Statement, prospectus, statement of additional information, or sales literature (including amendments and supplements thereto), or (ii) any omission, or alleged omission, to state a material fact required to be stated in the Company's Registration Statement, prospectus, statement of additional information or sales literature (including amendments or supplements thereto), necessary to make the statements therein not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the Company by the Distributor or its affiliated persons for use in the Company's Registration Statement, prospectus, or statement of additional information or salts literature (including amendments or supplements thereto), such indemnification is not applicable; and (b) from and against any and all such claims, demands, liabilities and expenses (including such costs and counsel fees) which the Distributor, its officers and directors, or such controlling person, may incur in connection with this Agreement or the Distributor's performance hereunder, unless such claims, demands, liabilities and expenses (including such costs and counsel fees) arise by reason of the Distributor's willful misfeasance, bad faith or negligence in the performance of the Distributor's duties hereunder. The Company acknowledges and agrees that in the event that the Distributor, at the request of the Company, are required to give indemnification comparable to that set forth in clause (a) of this Section 1.13 to any entity selling Shares of the Company or providing shareholder services to shareholders of the Company and such entity shall make a claim for indemnification against the Distributor, the Distributor shall make a similar claim for indemnification against the Company.

1.14 The Distributor agrees to indemnify and hold harmless the Company, its several officers and Trustees and each person, if any, who controls a Fund within the meaning of Section 15 of the I933 Act against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which the Company, its officers, Trustees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by the Company, its officers or Trustees, or any controlling person resulting from such claims or demands arose out of the acquisition of any Shares by any person which may be based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Company's Registration Statement, prospectus or statement of additional information (including amendments and supplements thereto), or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Company by the Distributor or its affiliated persons (as defined in the 1940 Act), or as a result of the Distributor's failure to comply with the terms of this Agreement.

1.15 In any case in which one party hereto (the "Indemnifying Party") may be asked to indemnify or hold the other party hereto (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an "Indemnification Claim") against the Indemnifying Party, although the failure to do so shall not prevent recovery by the Indemnified Party, and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Indemnification Claim which may bc the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Indemnification Claim and the indemnified Party shall sustain no further legal or other expenses in respect of such Indemnification Claim. The Indemnified Party will not confess any Indemnification Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent. The obligations of the parties hereto under this Section 1.15 and Section 3.1 shall survive the termination of this Agreement.

In the event that the Company is the Indemnifying Party and the Indemnifying Party does not elect to assume the defense of any such suit, or in case the Distributor reasonably does not approve of counsel chosen by the Company, or in case there is a conflict of interest between the Company or the Distributor, the Company will reimburse the Distributor, its officers, directors and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them. The Company's indemnification agreement contained in this Section 1.15 and
Section 3.1 and the Company's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers, directors and employees, or any controlling person, and shall survive the delivery of any Shares. This agreement og indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several officers, directors and employees, and their respective estates and to the benefit of the controlling persons and their successors. The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of any Shares.

1.16 No Shares shall be offered by either the Distributor or the Company under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Company if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this Section 1.16 shall in any way restrict or have any application to or bearing upon the Company's obligation to redeem Shares tendered for redemption by any shareholder in accordance with the provisions of the Company's Registration Statement, Declaration of Company, or bylaws.

1.17 The Company agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

         (a) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, prospectus or statement of additional information then in effect or the initiation by service of process on the Company of any proceeding for that purpose;

         (b) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement, prospectus or statement of additional information then in effect or that requires the making of a change in such Registration Statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

         (c) of all actions of the SEC with respect to any amendments to any Registration Statement, prospectus or statement of additional information which may from time to time be filed with the SEC.

         For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC.

2.  TERM

2.1 This Agreement shall become effective immediately upon the consummation of the acquisition of First Data Investor Services Group, Inc. by a subsidiary of PNC Bank Corp., which the parties anticipate to occur on or about December 1, 1999 and, unless sooner terminated as provided herein, shall continue for an initial one-year term and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by
(i) the Company's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Company, provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on at least sixty days' written notice, by the Company's Board of Trustees, by vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Company, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

2.2 In the event a termination notice is given by the Company, all reasonable expenses associated with movement of records and materials and conversion thereof will be borne by the Company.

3.  LIMITATION OF LIABILITY

3.1 The Distributor shall not be liable to the Company for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from the Distributor's willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof.

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

3.2 Neither party may assert any cause of action against the other party under this Agreement that accrued more than two (2) years prior to the filing of the suit (or commencement of arbitration proceedings) alleging such cause of action.

3.3 Each party shall have the duty to mitigate damages for which the other party may become responsible.

3.4 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR LOST PROFITS OR CONSEQUENTIAL DAMAGES.

4.  EXCLUSION OF WARRANTIES

         THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE DISTRIBUTOR DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE COMPANY, A FUND OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. THE DISTRIBUTOR DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

5.  MODIFICATIONS AND WAIVERS

         No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against the Distributor unless said writing is executed by a Senior Vice President, Executive Vice President or President of the Distributor. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

6.  NO PRESUMPTION AGAINST DRAFTER

         The Distributor and the Company have jointly participated in the negotiation and drafting of this Agreement. The Agreement shall be construed as if drafted jointly by the Company and the Distributor, and no presumptions arise favoring any party by virtue of the authorship of any provision of this Agreement.

7.  PUBLICITY

         Neither the Distributor nor the Company shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

8.  SEVERABILITY

         The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

9.  FORCE MAJEURE

         No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission of the other party or any governmental authority; (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or
(v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for so long as such circumstances prevai1 and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

10.  MISCELLANEOUS

10.1 Any notice or other instrument authorized or required by this Agreement to be given in writing to the Company or the Distributor shall be sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                         To the Company:

                         LKCM Fund
                         301 Commerce Street, Suite 1600
                         Fort Worth, Texas 76102


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

                         To the Distributor:

                         Provident Distributors, Inc.
                         Four Falls Corporate Center, 6th Floor
                         West Conshohocken, Pennsylvania 19428-2961
                         Attention: Philip Rinnander

10.2 The laws of the State of Delaware, excluding the laws on conflicts of laws, and the applicable provisions of the 1940 Act shall govern the interpretation, validity, and enforcement of this Agreement. To the extent the provisions of Delaware law or the provisions hereof conflict with the 1940 Act, the 1940 Act shall control.

10.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

10.4 The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

10.5 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and is not intended to confer upon any other person any rights or remedies hereunder.

11.  CONFIDENTIALITY

11.1 The parties agree that the Proprietary Information (defined below) and the contents of this Agreement (collectively "Confidential Information") are confidential information of the parties and their respective licensers. The Company and the Distributor shall exercise reasonable care to safeguard the confidentiality of the Confidential Information of the other. The Company and the Distributor may each use the Confidential Information only to exercise its rights or perform its duties under this Agreement. The Company and the Distributor shall not duplicate, sell or disclose to others the Confidential Information of the other, in whole or in part, without the prior written permission of the other party. The Company and the Distributor may, however, disclose Confidential Information to its employees who have a need to know the Confidential Information to perform work for the other, provided that each shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed by its employees in breach of this Agreement. The Company and the Distributor may also disclose the Confidential Information to independent contractors, auditors and professional advisors, provided they first agree in writing to be bound by the confidentiality obligations substantially similar to this Section 11. Notwithstanding the previous sentence, in no event shall either the Company or the Distributor disclose the Confidential Information to any competitor of the other without specific, prior written consent.

11.2     Proprietary Information means:

         (a) any data or information that is completely sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Company or the Distributor, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

         (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Company or the Distributor a competitive advantage over its competitors; and

         (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

11.3 Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

11.4 The Company acknowledges that breach of the restrictions on use, dissemination or disclosure of any Confidential Information would result in immediate and irreparable harm, and money damages would be inadequate to compensate the Distributor for that harm. The Distributor shall be entitled to equitable relief, in addition to all other available remedies, to redress any such breach.

12. The Company and the Distributor agree that the obligations of the Company under the Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Company individually, but are binding only upon the assets and property of the Company, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Directors of the Company, and signed by an authorized officer of the Company, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Company individually or to impose any liability on any of them or any shareholder of the Company personally, but shall bind only the assets and property of the Company as provided in the Declaration of Trust.

13.  ENTIRE AGREEMENT

         This Agreement, including all Schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                          LKCM FUND

                          By: /s/ Jacqui Brownfield

                          Name: Jacqui Brownfield

                          Title: Vice President, Secretary and Treasurer

                          PROVIDENT DISTRIBUTORS, INC.

                          By: /s/ Philip H. Rinnander

                          Name: Philip H. Rinnander

                          Title: President

                                   SCHEDULE A

                          to the Distribution Agreement
                                between LKCM Fund
                        and Provident Distributors, Inc.

                                  Name of Funds

                           LKCM Small Cap Equity Fund
                                LKCM Equity Fund
                             LKCM International Fund
                               LKCM Balanced Fund
                             LKCM Fixed Income Fund